EXHIBIT 10.1
PERFORMANCE FOOD GROUP COMPANY
Stock Appreciation Right Award Agreement
     THIS STOCK APPRECIATION RIGHT AWARD AGREEMENT (this “Agreement”) is made and entered into on ___ (the “Grant Date”), by and between Performance Food Group Company, a Tennessee corporation (together with its Subsidiaries and Affiliates, the “Company”), and ___ (the “Grantee”). Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Performance Food Group Company 2003 Equity Incentive Plan, as amended (the “Plan”).
     WHEREAS, the Company has adopted the Plan, which permits the issuance of stock appreciation rights with respect to shares of the common stock, par value $.01 per share, of the Company (the “Shares”); and
     WHEREAS, pursuant to the Plan, the Committee has granted an award of a stock appreciation right to the Grantee as provided herein;
     NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:
     1. Grant of Stock Appreciation Right.
          (a) The Company grants as of the date of this Agreement to the Grantee, a Stock-Settled Stock Appreciation Right (the “SSAR”) with respect to ___ Shares (the “Shares Granted”), at a grant price of $______ per Share (the “Grant Price”), on the terms and conditions set forth in this Agreement and subject to all provisions of the Plan. Upon exercising this SSAR, the Grantee shall receive from the Company for each Share Granted that is being exercised, an amount (payable in the form of Shares) determined by multiplying (i) the appreciated value of one Share calculated as the Fair Market Value (as defined below) of one Share on the date of exercise minus the Grant Price and (ii) the number of Shares Granted as to which the SSAR is being exercised; provided, however that in no event shall such appreciated value exceed $___ per Share based on the closing price of the Shares on the Nasdaq Global Select Market or such other exchange as the Shares are then traded on any day following the Vesting Period (the “Capped Value”) (such shares being the “Issued Shares”). No fractional Share shall be distributed in settlement of the SSAR and any portion of the SSAR which would be settled in a fractional Share shall be rounded down to the next closest whole share with no additional payment to be made in cash. The Grantee, holder or beneficiary of the SSAR shall not have any of the rights of a shareholder with respect to the Shares Granted until such person has become a holder of Issued Shares with respect to such Shares Granted by the due exercise of the SSAR in accordance with this Agreement.
          (b) In order to provide the Company with the opportunity to claim the benefit of any income tax deduction which may be available to it upon the exercise of the SSAR or upon the attainment of the Capped Value, and in order to comply with all applicable federal or state tax laws or regulations, the Company may take such action as it deems appropriate to insure that, if necessary, all applicable federal, state or other taxes are withheld or collected from the Grantee upon the exercise of the SSAR or the attainment of the Capped Value.
     2. Exercise of SSAR. The Grantee may exercise the SSAR beginning on the fourth anniversary of the date of this Agreement provided that the Grantee has been an employee of the Company at all times from the Grant Date to such fourth anniversary (such four-year period being referred to as the “Vesting Period”). Notwithstanding the above, each outstanding SSAR shall vest and become exercisable upon the occurrence of a Change in Control or Potential Change in Control and shall be governed by the provisions of Section 13 of the Plan. In the event that the Grantee dies, is Disabled or elects Normal Retirement (as defined below) before the expiration of the Vesting Period, the SSAR shall vest as of the date of such death, disability or Normal Retirement, as the case may be, on a pro rata basis with respect to the amount of the Vesting Period that has elapsed, rounded to the nearest whole share. If Grantee elects Early Retirement (as defined below) prior to the expiration of the Vesting Period, this SSAR shall vest as though Grantee had elected Normal Retirement, provided that the Grantee’s Early Retirement is with the consent of the Committee. “Early Retirement” means retirement, for purposes of the Plan with the express consent of the Company at or before the time of such retirement, from active employment with the Company prior to age 65, in accordance with any applicable early retirement policy of the Company then in effect. “Normal Retirement” means retirement from active employment with the Company on or after age 65. For purposes of this Agreement, “Disabled” means that the Grantee is permanently unable to perform the essential duties of the Grantee’s occupation.
     3. Manner of Exercise. The SSAR may be exercised in whole or in part at any time within the period permitted hereunder for the exercise of the SSAR, with respect to whole Shares only, by serving written notice of intent to exercise the SSAR delivered to the Company at its principal office (or to the Company’s designated agent), stating the number of Shares Granted as to which the SSAR is to be exercised, the person or persons in whose name the Issued Shares are to be registered and each such person’s address and social security number. Such notice shall be in the form of Exhibit A attached hereto or in such other form as the Company may hereafter establish and shall not be effective until received by the Company and unless accompanied by payment in full of cash equal to the required withholding taxes as set forth by Internal Revenue Service and applicable state tax guidelines for the employer’s minimum statutory withholding (the “Tax Payment”). The Tax Payment shall be made in cash or cash equivalents or in whole Shares held by the Grantee valued at the Shares’ Fair Market Value on the date of exercise (or next succeeding trading date if the date of exercise is not a trading date) or by a combination of such cash (or cash equivalents) and Shares. Alternatively, the Company in its sole discretion and pursuant to such procedures as it may specify from time to time, may withhold that number of Shares from the Issued Shares as shall have a Fair Market Value on the date of exercise (or next succeeding trading date if the date of exercise is not a trading date) equal to the Tax Payment. Subject to applicable securities laws, the Grantee may also exercise the SSAR by delivering a notice of exercise of the SSAR and by simultaneously selling the Issued Shares thereby acquired pursuant to a brokerage or similar agreement approved in advance by proper officers of the Company, using the proceeds of such sale as payment of the Tax Payment. For purposes of this Agreement, “Fair Market Value” means the closing sales price of the Shares on the Nasdaq Stock Market’s Global Select Market or such other market as the Shares are then traded. As soon as practicable after the receipt of the Grantee’s written notice to exercise the SSAR (in whole or in part), the Company shall cause to be delivered to the Grantee or his or her legal representative, as the case may be, one or more certificates for the Issued Shares due to the Grantee upon exercise, less that number of Shares of the Issued Shares, if any, withheld by the Company for payment of the Tax Payment. Notwithstanding anything to the contrary in this Section 3, in the event that the Capped Value is achieved following the Vesting Period, the Grantee hereby agrees to the automatic exercise of all vested SSARs under this Agreement at the close of business on such date, such that all the SSARs which are vested under this Agreement at that time will be exercised and the Issued Shares will be delivered to the Grantee following payment of the Tax Payment in accordance with the provisions of this Section 3.
     4. Termination of SSAR. The SSAR will expire ten years from the date of grant of the SSAR (the “Term”) with respect to any then unexercised portion thereof, unless terminated earlier as set forth below:
          (a) Termination by Death. If the Grantee’s employment by the Company terminates by reason of death, or if the Grantee dies within three months after termination of such employment for any reason other than Cause, this SSAR may thereafter be exercised by the legal representative of the estate or by the legatee of the Grantee under the will of the Grantee, for a period of one year from the date of death or until the expiration of the Term of the SSAR, whichever period is the shorter.
          (b) Termination by Reason of Disability. If the Grantee’s employment by the Company terminates by reason of Disability, this SSAR may thereafter be exercised by the Grantee or personal representative or guardian of the Grantee, as applicable, for a period of three years from the date of such termination of employment or until the expiration of the Term of the SSAR, whichever period is the shorter.
          (c) Termination by Retirement. If Grantee’s employment by the Company terminates by reason of Early Retirement or Normal Retirement, this SSAR may thereafter be exercised by the Grantee until the expiration of the Term of the SSAR.
          (d) Termination for Cause or Voluntary Termination. If the Grantee’s employment by the Company is voluntarily terminated or terminated for Cause, this SSAR shall terminate immediately and become void and of no effect.
          (e) Other Termination. If the Grantee’s employment by the Company is involuntarily terminated for any reason other than for Cause, death, Disability or Normal Retirement or Early Retirement, this SSAR may be exercised, to the extent the SSAR was exercisable at the time of such termination, by the Grantee for a period of three months from the date of such termination of employment or the expiration of the Term of the SSAR, whichever period is the shorter.
     5. No Right to Continued Employment. The grant of the SSAR shall not be construed as giving Grantee the right to be retained in the employ of the Company, and the Company may at any time dismiss Grantee from employment, free from any liability or any claim under the Plan.
     6. Adjustment to Shares Granted. The Committee shall make equitable and proportionate adjustments in the terms and conditions of, and the criteria included in, this SSAR in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.2 of the Plan) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.
     7. Amendments to SSAR. Subject to the restrictions contained in Sections 6.2 and 14 of the Plan, the Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, the SSAR, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would adversely affect the rights of the Grantee or any holder or beneficiary of the SSAR shall not to that extent be effective without the consent of the Grantee, holder or beneficiary affected.
     8. Limited Transferability. During the Grantee’s lifetime this SSAR can be exercised only by the Grantee, except as otherwise provided in Section 4(a) above or in this Section 8. This SSAR may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by Grantee other than (i) to a Permitted Transferee or (ii) by will or the laws of descent and distribution. Any attempt to otherwise transfer this SSAR shall be void. No transfer of this SSAR by the Grantee by will or by laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary or appropriate to establish the validity of the transfer. Any transfer of this SSAR by the Grantee to a Permitted Transferee must be for no consideration and, after the transfer, the Permitted Transferee shall have the sole responsibility for determining whether and when to exercise the SSAR. A Permitted Transferee may not transfer any such SSAR other than by will or the laws of descent and distribution. For purposes of this Agreement, “Permitted Transferee” means the Grantee’s Immediate Family, a Permitted Trust or a partnership of which the only partners are members of the Grantee’s Immediate Family. For purposes of this Agreement, “Immediate Family” means the Grantee’s children and grandchildren, including adopted children and grandchildren, stepchildren, parents, stepparents, grandparents, spouse, siblings (including half brothers and sisters), father-in-law, mother-in-law, daughters-in-law and sons-in-law. For purposes of this Agreement, a “Permitted Trust” means a trust solely for the benefit of the Grantee or Grantee’s Immediate Family.
     9. Reservation of Shares. At all times during the term of this SSAR, the Company shall use its best efforts to reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of this Agreement.
     10. Plan Governs. The Grantee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof. The terms of this Agreement are governed by the terms of the Plan, and in the case of any inconsistency between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall govern.
     11. Withholding Taxes. Regardless of any action the Company takes with respect to any or all Tax Payments, the Grantee acknowledges that the ultimate liability for all Tax Payments legally due by the Grantee is and remains the Grantee’s responsibility and that the Company (i) makes no representations or undertakings regarding the grant, vesting or exercise of the SSAR, the receipt of Issued Shares upon exercise of the SSAR, the subsequent sale of any Issued Shares acquired at exercise and the receipt of any dividends; and (ii) does not commit to structure the terms of the grant or any aspect of the SSAR to reduce or eliminate the Grantee’s liability for Tax Payments. By accepting the SSAR, the Grantee acknowledges that (i) he or she understands that upon the grant, the attainment of the Capped Value or the exercise of the SSAR, he or she may recognize adverse tax consequences, and (ii) he or she understands that the Company may deduct or withhold, or require the Grantee to remit to the Company, an amount of Shares held by the Grantee (including Shares that would have been Issued Shares if not so deducted or withheld) sufficient to satisfy Federal, state, and local taxes (including the Grantee’s FICA obligation) required by law to be withheld with respect to any exercise of the Grantee’s rights under this Award. You are encouraged to consult with a qualified tax advisor concerning the SSAR. In addition, the Grantee agrees that the SSAR shall be administered and settled as required for the SSAR to be deemed not be deferred compensation subject to the provisions of Section 409A of the Code as provided in Internal Revenue Service Notice 2005-1.
     12. Severability. If any provision of this Agreement is, or becomes, or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or the Award, or would disqualify the Plan or Award under any laws deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award, and the remainder of the Plan and Award shall remain in full force and effect.
     13. Notices. All notices required to be given under this SSAR shall be deemed to be received if delivered or mailed as provided for herein to the parties at the following addresses, or to such other address as either party may provide in writing from time to time.

To the Company:	Performance Food Group Company
12500 West Creek Parkway
Richmond, Virginia 23238
Attn: Chief Financial Officer

To the Grantee:

     14. Governing Law. The validity, construction and effect of this Agreement shall be determined in accordance with the laws of the State of Tennessee without giving effect to conflicts of laws principles.

     15. Resolution of Disputes. Any dispute or disagreement which may arise under, or as a result of, or in any way related to, the interpretation, construction or application of this Agreement shall be determined by the Committee. Any determination made hereunder shall be final, binding and conclusive on the Grantee and the Company for all purposes.
     16. Successors in Interest. This Agreement shall inure to the benefit of and be binding upon any successor to the Company. This Agreement shall inure to the benefit of the Grantee’s legal representative and assignees. All obligations imposed upon the Grantee and all rights granted to the Company under this Agreement shall be binding upon the Grantee’s heirs, executors, administrators, successors and assignees.
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     IN WITNESS WHEREOF, the parties have caused this Stock Appreciation Right Agreement to be duly executed effective as of the day and year first above written.

PERFORMANCE FOOD GROUP COMPANY
By:	________________________

Grantee:
________________________
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Grantee:
________________________
Signature